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                                                                  EXHIBIT 10.17

                             High Speed Access Corp.
                             1998 STOCK OPTION PLAN



         1. PURPOSE. The purpose of this Plan is to strengthen the Company by providing an additional means of retaining and attracting competent management personnel and by providing to participating officers and other key employees of the Company added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company through the opportunity for stock ownership offered by the Plan.


         2. DEFINITIONS. For purposes of this Plan, capitalized words and phrases shall have the following meanings:

                  A. Board. The word "Board" means the Company's Board of Directors.

                  B. Change in Control. A "Change in Control" occurs [i] if the Company or any significant subsidiary of the Company merges or consolidates with any entity and Broadband Solutions, LLC, or any affiliate thereof, does not own equity securities of the surviving entity following such merger or consolidation, or [ii] if all of the Company's outstanding capital stock is acquired by a person, corporation or other entity which is not a shareholder of the Company or an affiliate of the Company or any shareholder of the Company, or [iii] upon the closing of the sale of the Company's Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended. A significant subsidiary of the Company shall mean any subsidiary of the Company which, as of the last day of the fiscal year immediately preceding such Change in Control, constituted fifty percent (50%) or more of the assets of the Company or contributed more than fifty percent (50%) to the net income of the Company during such fiscal year.

                  C. Code. The word "Code" means the Internal Revenue Code of 1986, as amended.

                  D. Common Stock. The term "Common Stock" means the Company's common stock or the common stock or securities of a Successor that have been substituted therefor pursuant to Section 8 hereof.

                  E. Company. The word "Company" means High Speed Access Corp., a Delaware corporation, with its principal place of business at 1000 W. Ormsby Ave., Suite 210, Louisville, Kentucky 40210.

                  F. Date of Grant. The term "Date of Grant" means the effective date on which an Option is awarded to an Optionee, as set forth in the Option Agreement executed pursuant to Section 7 by the Optionee and by a member of the Compensation Committee on behalf of the Company.



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                  G. Disability. The word "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impair ment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and which renders Optionee unable to engage in any substantial gainful activity. Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Compensation Committee may require.

                  H. Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  I. ISO. The acronym "ISO" means an option to purchase Common Stock which at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

                  J. NSO. The acronym "NSO" means a nonstatutory stock option to purchase Common Stock which at the time the option is granted does not qualify as an ISO.

                  K. Option.  The word "Option" means an ISO or NSO.

                  L. Option Agreement. The term "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

                  M. Option Price. The term "Option Price" means the price to be paid for Common Stock upon the exercise of an Option granted under the Plan, in accordance with Section 7.A hereof.

                  N. Optionee. The word "Optionee" means an employee to whom Options have been granted under the Plan.

                  O. Optionee Representative.  The term "Optionee
Representative" means the personal representative of the Optionee's estate, and after final settlement of the Optionee's estate, the successor or successors entitled thereto by law.

                  P. Plan. The word "Plan" means the HSAnet, Inc. 1998 Stock Option Plan, as set forth herein, and as amended from time to time.

                  Q. Compensation Committee. The term "Compensation Committee" means the committee appointed by the Board to administer the Plan, pursuant to
Section 4 hereof.

                  R. Subsidiary. The word "Subsidiary" means, as defined in Code
Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option under the Plan, each of the corporations

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other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

                  S. Successor. The word "Successor" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or substantially all of the Company's assets or 50% or more of the Company's outstanding voting stock (whether by merger, purchase or otherwise).

                  T. Ten Percent Shareholder. The term "Ten Percent Shareholder" means an employee who, at the time an Option is granted, owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of its Subsidiary or parent (within the meaning of Section 424(e) of the Code)).


         3. STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 8 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed nine hundred thousand (900,000) shares. Authorized and unissued shares shall be delivered under the Plan. If any Option expires or terminates for any reason, the shares of Common Stock subject thereto shall again become available under the Plan to the extent permitted by law.


         4.       ADMINISTRATION.

                  The Compensation Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interests. The decision of a majority of the members of the Compensation Committee shall constitute the decision of the Compensation Committee and the Compensation Committee may act either at a meeting at which a majority of the members of the Compensation Committee are present, or by a writing signed by all of the members of the Compensation Committee. The interpretation of any provisions of the Plan by the Compensation Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Compensation Committee in administering the Plan.


         5.       GRANT OF OPTIONS.

                  A. Compensation Committee's Authority. Subject to the terms, provisions and conditions of the Plan, the Compensation Committee shall have exclusive jurisdiction: [i] to select the employees to whom Options shall be granted; [ii] to authorize the granting of ISOs, NSOs or a combination of ISOs and NSOs to employees; [iii] to determine the number of shares of Common

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Stock subject to each Option; [iv] to determine the time or times when Options will be granted, the manner in which each Option shall be exercisable, and the duration of the exercise period; [v] to fix such other provisions of the Option Agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vi] to determine all other questions relating to the administration of the Plan.

                  B. $100,000 ISO Exercisability Limitation. Notwithstanding
Section 5.A hereof, the maximum aggregate fair market value of Common Stock (determined as of the date the Option is granted) with respect to which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of the Company and its Subsidiaries shall not exceed $100,000. Any portion of an Option granted under the Plan in excess of the foregoing limit shall constitute a NSO.


         6. ELIGIBILITY. Key employees of the Company and its Subsidiaries, including officers and directors who are also employees of the Company or a Subsidiary, are eligible to receive ISOs and NSOs under the Plan. Key employees of affiliates of the Company who provide services to the Company on a regular basis ("Affiliate Employees") are eligible to receive NSOs under the Plan; provided, however, that the aggregate number of shares of Common Stock which may be issued under the Plan to Affiliate Employees shall not exceed forty five thousand (45,000) shares. Key employees and Affiliate Employees to whom Options may be granted under the Plan will be those selected by the Compensation Committee from time to time who, in the sole discretion of the Compensation Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

         7. TERMS OF OPTIONS. Each Option granted under the Plan shall be evidenced by an Option Agreement signed by the Optionee and by a member of the Compensation Committee on behalf of the Company. An Option Agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such Option Agreement, shall be bound by the terms and restrictions of the Plan and of the Option Agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Compensation Committee may deem appropriate.

                  A. Option Price. The Option Price per share of Common Stock shall be determined by the Compensation Committee at the time an Option is granted. The Option Price for ISOs shall be not less than: [i] the fair market value of Common Stock on the Date of Grant, or [ii] in the case of an ISO granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value of Common Stock on the Date of Grant. The fair market value of Common Stock shall be determined by:

                  [i] if the Common Stock is traded on the over-the-counter market, the closing high bid quotation for the Common Stock in the over-the-counter market as reported

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         by the National Association of Securities Dealers Automated Quotation
         System, on the business day immediately preceding the Date of Grant;

                  [ii] if the Common Stock is listed on a national securities exchange, the aver age of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and

                  [iii] if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Compensation Committee, in good faith, shall determine.

                  B. Option Period. Subject to Section 7.C hereof, each Option Agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period. The Compensation Committee may extend such period provided that, in the case of an ISO, such extension shall not in any way disqualify the Option as an ISO without the Optionee's consent. In no case shall such period, including any such extensions, exceed ten (10) years from the Date of Grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the Date of Grant.

                  C. Lapse of ISO. An ISO shall expire and no longer be exercisable at the earliest of the following times:

                           [1]      ten (10) years from the Date of Grant;

                           [2] five (5) years after the Date of Grant, if Optionee is a Ten Percent Shareholder on the Date of Grant;

                           [3] three (3) months after termination of employment with the Company or a Subsidiary for reasons other than Disability, discharge for cause, or death occurring less than three (3) months after termination of employment;

                           [4] one (1) year after termination of employment with the Company or a Subsidiary because of Optionee's Disability;

                           [5] one (1) year after the date of death if an Optionee dies [i] while employed by the Company or a Subsidiary, or [ii] within three (3) months after ceasing to be an employee of the Company or a Subsidiary; or

                           [6] immediately upon termination of employment through discharge for cause, as determined by the Compensation Committee in its sole discretion.


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                  D. Exercise Period. Except to the extent provided otherwise by
Section 7.H hereof, and except as provided in Stock Option Agreements entered into as of February 20, 1998 by the Company and each of Ron Daggett, Tim Emig and David Wigglesworth, each stock Option granted under Section 5 hereof shall be exercisable in the following cumulative installments:

         First installment. Up to twenty percent (20%) of the total Optioned shares may be exercised at any time after one (1) year following the Date of Grant;

         Second installment. Up to an additional twenty percent (20%) of the total Optioned shares may be exercised at any time after two (2) years following the Date of Grant;

         Third installment. Up to an additional twenty percent (20%) of the total Optioned shares may be exercised at any time after three (3) years following the Date of Grant;

         Fourth installment. Up to an additional twenty percent (20%) of the total Optioned shares may be exercised at any time after four (4) years following the Date of Grant; and

         Fifth installment. Up to an additional twenty percent (20%) of the total Optioned shares may be exercised at any time after five (5) years following the Date of Grant; provided, however, that if Optionee is a Ten Percent Shareholder the fifth installment may be exercised at any time after fifty-nine (59) months following the Date of Grant.

         If an installment covers a fractional share, such installment shall be rounded off to the next highest share, except for the final installment, which will be for the balance of the total Optioned shares.

                  E. Leaves of Absence. The Compensation Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of the Optionee by the Company or Subsidiary for purposes of accrual of the Optionee's rights under the Plan. Notwith standing the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.

                  F. Manner of Exercise. To exercise an Option, the Optionee shall deliver to the Company: [i] seven (7) days' prior written notice specifying the number of shares as to which the Option is being exercised and, if determined by counsel for the Company to be necessary, repre senting that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 7.G hereof), for such shares of the Option Price for the number of shares with respect to which the Option is exercised. On or before the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or

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issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address as shown in the records of the Company, a certificate or certificates for the Common Stock. Options are exercisable only in whole shares, and fractional share interests shall be treated in the manner described in Section 7.D. If Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applica ble portion of the Option shall terminate.

                  G. Payment for Shares. Except as otherwise provided in this
Section 7, the Option Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose and the terms of the Option Agreement, the Option Price may be paid in whole or in part in [i] cash, [ii] certified or cashier's check, [iii] whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates, [iv] such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Common Stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Optionee), or [v] by a combination of such methods of payment. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 7.A hereof, on the business day preceding the day written notice of exercise is delivered to the Company.

                  H. Acceleration. Notwithstanding the provisions of Sections 7.B or D hereof to the contrary, if there is a Change in Control, the exercise dates of all outstanding Options shall accelerate so that each Option outstanding may be exercised on or after the date of the Change in Control.

                  I. ISOs. Each Option Agreement which provides for the grant of an ISO shall contain such terms and provisions as the Compensation Committee deems necessary or desirable to qualify such Option as an ISO within the meaning of Code Section 422.

                  J. Transferability of Options. During Optionee's lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or by the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Company may, in its sole and absolute discretion, terminate the Option by notice to Optionee and it shall thereupon become null and void.



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         8. ADJUSTMENT OF SHARES. In the event of capital adjustment after the effective date of the Plan in the Common Stock of the Company by reason of any reorganization, recapital ization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Company, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan, and in the Option Price under and the number and kind of shares of Common Stock covered by outstanding Options granted under the Plan. By virtue of such a capital adjustment, the price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. Such determination by the Compensation Committee shall be conclusive.

                  Without limiting the generality of the foregoing, if [a] there is a Change in Control of the Company, and [b] as a result of the transactions contemplated by the Change in Control, a Successor will acquire all or substantially all of the assets or 50% of more of the Company's outstanding voting stock, then the kind of shares of common stock which shall be subject to the Plan and to each outstanding Option shall automatically be converted into and replaced by shares of common stock, or such other class of equity securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the Options and the purchase price per share upon exercise of the Options shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Optionee shall have the right to purchase [i] that number of shares of the Successor which, as of the date of the Change in Control, have a fair market value equal to the fair market value of the shares of the Company theretofore subject to an Option, [ii] for a purchase price per share which, when multiplied by the number of shares of the Successor subject to the Option, shall equal the aggregate exercise price at which the Optionee could have acquired shares of the Company under such Option.

                  The granting of an Option pursuant to this Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets; provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons acquiring or succeeding to assets or capital stock of the Company or its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Options therefore granted and agrees to assume and perform the obligations of the Company and its Successor under the Plan.


         9. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws (the "Securities Laws") relating to the shares of Common Stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of the Securities Laws, the shares of Common Stock may be issued only if the Optionee or Optionee Representative represents and warrants in writing to the

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Company that the shares being purchased are being acquired for investment and not with a view to the distribution thereof. The shares of the Common Stock shall contain such legends or other re strictive endorsements as counsel for the Company shall deem necessary or proper. No shares of Common Stock shall be purchased upon the exercise of any Option unless and until there shall have been satisfied any applicable requirements of the Securities and Exchange Commission or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed.

         10. STOCK RESTRICTION AGREEMENT. Upon the exercise of any Option and the issuance of Common Stock to an Optionee, Optionee shall execute a Stock Restriction and Buy Sell Agreement providing for a right of first refusal to the Company prior to the sale of any Common Stock by an Optionee and an option to the Company to repurchase at fair market value any shares of Common Stock issued under the Plan upon the death, disability or termination of employment of an Optionee.


         11. NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to Optionee's Option before the date of transfer to the Optionee of a certificate or certificates for such shares.


         12. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate Optionee's employment at any time.


         13. TERMINATION. The Plan shall terminate on March 31, 2008, ten (10) years from the earlier of the date it was adopted by the Board or approved by the shareholders of the Company, and may be terminated at any earlier time by the Compensation Committee. No Option shall be granted after termination of the Plan. Termination of the Plan, however, shall not affect the validity of any Option theretofore granted under the Plan.


         14. AMENDMENT. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is necessary to qualify the Plan under the Securities and Exchange Commission Rule 16b-3. No amendment of the Plan, however, may, without the consent of the Optionee or Optionee Representative, make any changes in any

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outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Optionee Representative.


         15. TAX WITHHOLDING. Upon the exercise of any Option granted under the Plan, or upon the disposition of any Common Stock acquired by the exercise of an ISO granted under the Plan within two (2) years from the Date of Grant or one
(1) year after such Common Stock is trans ferred to the Optionee, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, or, alternatively, the Company shall have the right to retain Common Stock otherwise payable to the Optionee pursuant to exercise of an Option in an amount sufficient to satisfy such withholding requirements, before the delivery to the Optionee of any certificate(s) for shares of Common Stock.


         16. GOVERNING LAW. This Plan and the Option Agreements entered into under the Plan shall be governed by, and construed in accordance with, the laws of Kentucky.


         17. EFFECTIVE DATE. The effective date of the Plan shall be April 3, 1998. The Plan was adopted by the Board on April 3, 1998, and approved by stockholders of the Company holding not less than a majority of the shares represented and entitled to vote on April 3, 1998.


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                    Dated as of the 3rd day of April, 1998.


                                         HIGH SPEED ACCESS CORP.



                                         By: /s/ W. Kent Oyler III
                                             -------------------------------
                                         Title: CEO
                                               -----------------------------

ATTEST:



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